UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  October 24, 2012

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 24, 2012, GlaxoSmithKline (GSK) presented a poster titled, “An analysis of the dose response of umeclidinium (GSK573719) administered once or twice daily in patients with COPD” at CHEST 2012, the annual meeting of the American College of Chest Physicians (ACCP), in Atlanta, Georgia.  Umeclidinium (GSK573719 or UMEC), a long-acting muscarinic antagonist (LAMA), combined with vilanterol (VI), a long-acting beta agonist (LABA), is a once-daily investigational medicine for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD).  UMEC/VI is in development under the LABA collaboration agreement between GSK and the Theravance, Inc. (the “Company”).  The poster is filed as Exhibits 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit	Description
Exhibit 99.1	An analysis of the dose response of umeclidinium (GSK573719) administered once or twice daily in patients with COPD

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: October 24, 2012	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	An analysis of the dose response of umeclidinium (GSK573719) administered once or twice daily in patients with COPD